Exhibit 99.1

M/A-COM Technology Solutions Holdings, Inc. Reports Third Quarter

Fiscal Year 2013 Financial Results

LOWELL, MA, July 30, 2013 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI)

(“MACOM”), a leading supplier of high performance analog semiconductor solutions, today reported its financial results for its third fiscal quarter ended June 28, 2013.

Third Quarter Fiscal Year 2013 GAAP Results

•	Revenue was $82.2 million, compared to $77.8 million in the prior quarter;

•	Gross margin was 44.1 percent, compared to 43.5 percent in the prior quarter;

•	Operating margin was 13.7 percent, compared to 14.7 percent in the prior quarter;

•	Net income was $9.4 million, or $0.20 per diluted share, compared to a net income of $8.1 million, or $0.17 per diluted share, in the prior quarter; and

•	Cash and cash equivalents totaled $115.6 million at quarter end.

Third Quarter Fiscal Year 2013 Non-GAAP Results

•	Gross margin was 45.0 percent, compared to 44.5 percent in the prior quarter;

•	Operating margin was 19.8 percent, compared to 19.1 percent in the prior quarter; and

•	Net income was $11.5 million, or $0.24 per diluted share, compared to net income of $11.7 million, or $0.24 per diluted share, in the prior quarter.

John Croteau, Chief Executive Officer of MACOM, stated, “I am pleased to report that in the third fiscal quarter we achieved sequential revenue growth with improved margins. During the quarter we also saw a surge in demand for our catalog products, driven mainly by strong sales across Aerospace & Defense, Networks and Automotive markets.”

Mr. Croteau noted, “Our renewed focus on our core catalog business has resulted in three quarters of sequential growth, demonstrating our ability to increase market share in an overall challenging environment. In addition, we are strengthening our strategic relationships with customers such as Northrop Grumman in our Aerospace & Defense market to position ourselves for continued long-term growth. We have also taken key steps toward securing our supply chain and extending our leadership position in GaN, which we believe will be a disruptive force in reshaping the industry for decades to come.”

Business Outlook

MACOM currently expects fourth quarter of fiscal 2013 revenue to range between $82 million and $86 million, non-GAAP gross margin between 45 and 47 percent, and non-GAAP earnings per diluted share between $0.24 and $0.26, based on 48.3 million shares outstanding.

Conference Call

MACOM will host a conference call on Tuesday, July 30, 2013 at 5:00 p.m. Eastern Time to discuss its third fiscal quarter financial results and business outlook. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 11918979. International callers may join the teleconference by dialing +1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available beginning two hours after the call and will remain available for 3 business days. The replay number is 1-855-859-2056 with a pass code of 11918979. International callers should dial +1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of MACOM’s website at http://www.macomtech.com. To listen to the live call, please go to the Investors section of MACOM’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.

About M/A-COM Technology Solutions Holdings, Inc.

MACOM (www.macomtech.com) is a leading supplier of high performance analog semiconductor solutions for use in radio frequency (RF), microwave, and millimeter wave applications. Recognized for its broad portfolio of products, MACOM serves diverse markets including CATV, wireless infrastructure, optical communications, aerospace and defense, automotive, industrial, medical, and mobile devices. MACOM builds on more than 60 years of experience designing and manufacturing innovative product solutions for customers worldwide.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, our ability to take market share, our deepening of strategic relationships and positioning of ourselves for continued long-term growth, our securing of our supply chain and extending our leadership position in GaN, our belief GaN will be a disruptive force in reshaping the industry for decades to come, and any statements regarding future trends, business strategies, competitive position, industry conditions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, the potential for continued weakness in our Networks market, lower than expected demand in any or all of our four primary end markets or from any of our large OEM customers based on macro-economic weakness or otherwise, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by Northrop Grumman or any other customer in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of GaN solutions offered by us, failures or delays in porting and qualifying GaN process technology to our Lowell, MA fabrication facility, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any acquisition, divestiture or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, and the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, as well as those factors described in “Risk Factors” in MACOM’s filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended March 29, 2013 as filed with the SEC on May 3, 2013. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, MACOM provides investors with non-GAAP financial information, including gross margin, operating margin, net income, earnings per share and other data calculated on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, restructuring charges, Optomai litigation costs, changes in the carrying values of liabilities measured at fair value, contingent consideration, other non-cash expenses, earn-out costs, exited leased facility costs and certain income tax items. Management does not believe that the excluded items are reflective of MACOM’s underlying performance. The exclusion of these and other similar items from MACOM’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. MACOM believes this non-GAAP financial information provides additional insight into MACOM’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of MACOM’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2013	2013	2012	2013	2012
Revenue	$82,225	$77,824	$77,125	$235,063	$227,640
Cost of revenue	45,932	43,963	41,721	132,644	124,272

Gross profit	36,293	33,861	35,404	102,419	103,368

Operating expenses:
Research and development	11,120	10,150	9,193	31,093	27,857
Selling, general and administrative	12,980	12,705	10,706	36,552	33,024

Contingent consideration	—	(405)	101	(577)	(977)
Restructuring charges	950	—	—	950	1,586

Total operating expenses	25,050	22,450	20,000	68,018	61,490

Income from operations	11,243	11,411	15,404	34,401	41,878

Other income (expense):
Accretion of common stock warrant liability	1,060	(1,069)	3,198	(2,035)	(2,791)
Accretion of Class B conversion liability	—	—	—	—	(44,119)
Interest expense	(190)	(200)	(161)	(616)	(545)
Other income - related party	123	86	91	293	91

Total other income (expense)	993	(1,183)	3,128	(2,358)	(47,364)

Income (loss) before income taxes	12,236	10,228	18,532	32,043	(5,486)
Income tax provision	2,869	2,142	4,987	8,482	12,488

Net income (loss)	9,367	8,086	13,545	23,561	(17,974)
Accretion of redeemable preferred stock and participating stock dividends	—	—	(41)	—	(2,616)

Net income (loss) attributable to common stockholders	$9,367	$8,086	$13,504	$23,561	$(20,590)

Net income (loss) per share:
Basic	$0.20	$0.18	$0.30	$0.51	$(1.15)

Diluted	$0.20	$0.17	$0.29	$0.50	$(1.15)

Shares used to compute net income (loss) per share:
Basic	46,066	45,789	45,160	45,788	17,933

Diluted	47,221	47,168	47,264	47,036	17,933

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Three Months Ended
	June 28, 2013		March 29, 2013		June 29, 2012
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$36,293	44.1%	$33,861	43.5%	$35,404	45.9%
Amortization expense	473	0.6	474	0.6	383	0.5
Non-cash compensation expense	243	0.3	292	0.4	302	0.4

Gross profit - non-GAAP	$37,009	45.0%	$34,627	44.5%	$36,089	46.8%

Research and Development - GAAP	$11,120	13.5%	$10,150	13.0%	$9,193	11.9%
Earn-out costs	(1,021)	(1.2)	—	—	—	—
Non-cash compensation expense	(421)	(0.5)	(484)	(0.6)	(388)	(0.5)

Research and Development - non-GAAP	$9,678	11.8%	$9,666	12.4%	$8,805	11.4%

Selling, General and Administrative - GAAP	$12,980	15.8%	$12,705	16.3%	$10,706	13.9%
Amortization expense	(315)	(0.4)	(315)	(0.4)	(257)	(0.3)
Non-cash compensation expense	(756)	(0.9)	(907)	(1.2)	(503)	(0.7)
Optomai litigation costs	(250)	(0.3)	(156)	(0.2)	—	—
Earn-out costs	(569)	(0.7)	—	—	—	—
Exited leased facility costs	—	—	(1,267)	(1.6)	—	—

Selling, General and Administrative - non-GAAP	$11,090	13.5%	$10,060	12.9%	$9,946	12.9%

Total operating expenses - GAAP	$25,050	30.5%	$22,450	28.8%	$20,000	25.9%
Amortization expense	(315)	(0.4)	(315)	(0.4)	(257)	(0.3)
Non-cash compensation expense	(1,177)	(1.4)	(1,391)	(1.8)	(891)	(1.2)
Optomai litigation costs	(250)	(0.3)	(156)	(0.2)	—	—
Exited leased facility costs	—	—	(1,267)	(1.6)	—	—

Contingent consideration and earn-out costs	(1,590)	(1.9)	405	0.5	(101)	(0.1)
Restructuring charges	(950)	(1.2)	—	—	—	—

Total operating expenses - non-GAAP	$20,768	25.3%	$19,726	25.3%	$18,751	24.3%

Income from operations - GAAP	$11,243	13.7%	$11,411	14.7%	$15,404	20.0%
Amortization expense	788	1.0	789	1.0	640	0.8
Non-cash compensation expense	1,420	1.7	1,683	2.2	1,193	1.5
Optomai litigation costs	250	0.3	156	0.2	—	—
Exited leased facility costs	—	—	1,267	1.6	—	—

Contingent consideration and earn-out costs	1,590	1.9	(405)	(0.5)	101	0.1
Restructuring charges	950	1.2	—	—	—	—

Income from operations - non-GAAP	$16,241	19.8%	$14,901	19.1%	$17,338	22.5%

Net income - GAAP	$9,367	11.4%	$8,086	10.4%	$13,545	17.6%
Amortization expense	493	0.6	435	0.6	437	0.6
Non-cash compensation expense	872	1.1	1,397	1.8	815	1.1
Optomai litigation costs	157	0.2	83	0.1	—	—
Exited leased facility costs	—	—	793	1.0	—	—
Contingent consideration and earn-out costs	995	1.2	(241)	(0.3)	69	0.1
Restructuring charges	666	0.8	—	—	—	—
Accretion of common stock warrant liability	(1,060)	(1.3)	1,069	1.4	(3,198)	(4.1)
Non-cash interest expense	46	0.1	39	0.1	46	0.1
Non-recurring tax items	—	—	—	—	126	0.2

Net income - non-GAAP	$11,536	14.0%	$11,661	15.0%	$11,840	15.4%

	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income - GAAP:
Net income	$9,367	$0.20	$8,086	$0.17	$13,545	$0.29
Accretion of redeemable preferred stock and participating stock dividends	—	—	—	—	(41)	—

Net income attributable to common stockholders	$9,367	$0.20	$8,086	$0.17	$13,504	$0.29

Net income - non-GAAP	$11,536	$0.24	$11,661	$0.24	$11,840	$0.25

Diluted shares - GAAP	47,221		47,168		47,264
Convertible preferred stock	—		—		—
Incremental stock options, warrants, restricted stock and units	1,003		823		549

Diluted shares - non-GAAP	48,224		47,991		47,813

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited and in thousands, except per share data)

	Nine Months Ended
	June 28, 2013		June 29, 2012
	Amount	% Revenue	Amount	% Revenue
Gross profit - GAAP	$102,419	43.6%	$103,368	45.4%
Amortization expense	1,421	0.6	1,147	0.5
Non-cash compensation expense	823	0.4	380	0.2

Gross profit - non-GAAP	$104,663	44.5%	$104,895	46.1%

Research and Development - GAAP	$31,093	13.2%	$27,857	12.2%
Earn-out costs	(1,021)	(0.4)	—	—
Non-cash compensation expense	(1,226)	(0.5)	(612)	(0.3)

Research and Development - non-GAAP	$28,846	12.3%	$27,245	12.0%

Selling, General and Administrative - GAAP	$36,552	15.5%	$33,024	14.5%
Amortization expense	(945)	(0.4)	(772)	(0.3)
Non-cash compensation expense	(2,317)	(1.0)	(1,197)	(0.5)
Optomai litigation costs	(601)	(0.3)	—	—
Earn-out costs	(569)	(0.2)	—	—
Exited leased facility costs	(1,267)	(0.5)	—	—

Selling, General and Administrative - non-GAAP	$30,853	13.1%	$31,055	13.6%

Total operating expenses - GAAP	$68,018	28.9%	$61,490	27.0%
Amortization expense	(945)	(0.4)	(772)	(0.3)
Non-cash compensation expense	(3,543)	(1.5)	(1,809)	(0.8)
Optomai litigation costs	(601)	(0.3)	—	—
Exited leased facility costs	(1,267)	(0.5)	—	—
Contingent consideration and earn-out costs	(1,013)	(0.4)	977	0.4
Restructuring charges	(950)	(0.4)	(1,586)	(0.7)

Total operating expenses - non-GAAP	$59,699	25.4%	$58,300	25.6%

Income from operations - GAAP	$34,401	14.6%	$41,878	18.4%
Amortization expense	2,366	1.0	1,919	0.8
Non-cash compensation expense	4,366	1.9	2,189	1.0
Optomai litigation costs	601	0.3	—	—
Exited leased facility costs	1,267	0.5	—	—
Contingent consideration and earn-out costs	1,013	0.4	(977)	(0.4)
Restructuring charges	950	0.4	1,586	0.7

Income from operations - non-GAAP	$44,964	19.1%	$46,595	20.5%

Net income (loss)- GAAP	$23,561	10.0%	$(17,974)	(7.9)%
Amortization expense	1,481	0.6	1,310	0.6
Non-cash compensation expense	3,154	1.3	1,495	0.7
Optomai litigation costs	376	0.2	—	—
Exited leased facility costs	793	0.3	—	—
Contingent consideration and earn-out costs	634	0.3	(668)	(0.3)
Restructuring charges	666	0.3	1,083	0.5
Accretion of common stock warrant liability	2,035	0.9	2,791	1.2
Accretion of Class B conversion liability	—	—	44,119	19.4
Non-cash interest expense	155	0.1	136	0.1
Non-recurring tax items	—	—	(641)	(0.3)

Net income - non-GAAP	$32,855	14.0%	$31,651	13.9%

	Amount	Per Share	Amount	Per Share
Net income (loss) - GAAP:
Net income (loss)	$23,561	$0.50	$(17,974)	$(1.00)
Accretion of redeemable preferred stock and participating stock dividends	—	—	(2,616)	(0.15)

Net income (loss) attributable to common stockholders	$23,561	$0.50	$(20,590)	$(1.15)

Net income - non-GAAP	$32,855	$0.69	$31,651	$0.72

Diluted shares - GAAP	47,036		17,933
Convertible preferred stock	—		23,738
Incremental stock options, warrants, restricted stock and units	804		2,430

Diluted shares - non-GAAP	47,840		44,101

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands)

	June 28,	September 28,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$115,631	$84,528
Accounts receivable, net	55,195	54,184
Inventories	54,654	57,459
Deferred income taxes and other current assets	17,802	16,863

Total current assets	243,282	213,034
Property and equipment, net	28,749	30,209
Goodwill and intangible assets, net	20,400	22,766
Other assets	1,386	2,064

TOTAL ASSETS	$293,817	$268,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued liabilities and other	$40,585	$47,735
Deferred revenue	8,065	7,992

Total current liabilities	48,650	55,727
Common stock warrant liability	9,596	7,561
Deferred income taxes and other long-term liabilities	5,220	5,327

Total liabilities	63,466	68,615
Commitments and contingencies
Stockholders’ equity	230,351	199,458

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$293,817	$268,073

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Nine Months Ended
	June 28,	June 29,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$23,561	$(17,974)
Non-cash adjustments	16,260	54,962
Payment of contingent consideration	(5,328)	—
Change in operating assets and liabilities	991	(10,709)

Net cash from operating activities	35,484	26,279

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchases of property and equipment	(6,666)	(13,511)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of contingent consideration	(675)	(15,000)
Financing activities	2,960	34,192

Net cash from financing activities	2,285	19,192

NET CHANGE IN CASH AND CASH EQUIVALENTS	31,103	31,960
CASH AND CASH EQUIVALENTS — Beginning of period	84,528	45,668

CASH AND CASH EQUIVALENTS — End of period	$115,631	$77,628

Non-GAAP Reconciliation:
Net cash from operating activities - GAAP	$35,484
Contingent consideration payment	5,328

Net cash from operating activities - non-GAAP	$40,812

*  *  *

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Conrad Gagnon

Chief Financial Officer

P: 978-656-2550

E: Conrad.Gagnon@macomtech.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com